[EXHIBIT 32]

  CERTIFICATIONS OF JOSEPH R. ROZELLE, PRINCIPAL EXECUTIVE OFFICER AND
     PRINCIPAL FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350

   In connection with the Quarterly Report on Form 10-Q of Seven Seas Acquisition Corporation. (the "Company") for the period ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof
(the "Report"), I, the undersigned officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

   1. The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

   2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date May 15, 2008                 /s/ JOSEPH R. ROZELLE
                                  ---------------------------
                                  JOSEPH R. ROZELLE
                                  Principal Executive Officer
                                  and Principal Financial Officer


The foregoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.